Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

dated as of September 7, 2011

by and between

GREEN BANKSHARES, INC.

and

NORTH AMERICAN FINANCIAL HOLDINGS, INC.

Table of Contents

1.	Certain Definitions	1
2.	Shelf Registration Statements	3
3.	Additional Demand Registrations	4
4.	Piggyback Registrations	5
5.	Other Registrations	6
6.	Selection of Underwriters	7
7.	Holdback Agreements	7
8.	Procedures	7
9.	Registration Expenses	11
10.	Indemnification	12
11.	Rule 144	13
12.	Transfer of Registration Rights	13
13.	Conversion or Exchange of Other Securities	14
14.	Miscellaneous	14

REGISTRATION RIGHTS AGREEMENT, dated as of September 7, 2011, by and between Green Bankshares, Inc., a corporation organized under the laws of the State of Tennessee (the “Company”), and North American Financial Holdings, Inc., a Delaware corporation (“Purchaser”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.   Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Blackout Period” has the meaning set forth in Section 8(e) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the State of New York or State of Tennessee are authorized or obligated by law or executive order to close.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Common Stock” means common stock, $0.01 par value, of the Company.

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 14(c) hereof.

“Delay Period” has the meaning set forth in Section 3(d) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Demand Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and, at the recommendation or request of the underwriters, make themselves available to participate in “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Common Stock) and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Investment Agreement” means the Investment Agreement, dated as of May 5, 2011, by and among the Company, GreenBank, a Tennessee state-chartered banking corporation and a banking subsidiary of the Company,  and Purchaser.  All capitalized terms used herein but not otherwise defined shall have those meanings set forth in the Investment Agreement.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Stock” means (i) any shares of Common Stock issued as Stock Consideration, (ii) any other security into or for which the Common Stock referred to in clause (i) has been converted, substituted or exchanged, and any security issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Expenses” has the meaning set forth in Section 9(a) hereof.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415”  means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Stock Consideration” means the shares of Common Stock issued to Purchaser pursuant to the Investment Agreement.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Suspension Notice” has the meaning set forth in Section 8(e) hereof.

“underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

2.   Shelf Registration Statements.

(a) Right to Request Registration.  At the request of Purchaser, the Company shall use its reasonable best efforts to promptly file a registration statement on Form S‑3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by Purchaser of such number of shares of Registrable Common Stock requested by Purchaser to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”).  The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing.  The Company shall maintain the effectiveness of the Shelf Registration Statement for a period of at least eighteen (18) months in the aggregate plus the duration of any Blackout Period. The plan of distribution contained in the Shelf Registration Statement (or related Prospectus supplement) shall be determined by Purchaser in consultation with the Company.

(b) Number of Fully Marketed Underwritten Offerings.  Purchaser shall be entitled to request an aggregate of four (4) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement; provided, however, that Purchaser shall be entitled to request no more than two (2) underwritten offerings pursuant to the Shelf Registration Statement in any twelve (12)-month period that require involvement by management of the Company in “road-show” or similar marketing activities.  If Purchaser requests a Fully Marketed Underwritten Offering, the Company shall cause there to occur Full Cooperation in connection therewith.  An underwritten offering shall not count as one of the permitted Fully Marketed Underwritten Offerings if there is not Full Cooperation in connection therewith or Purchaser is not able to sell at least 50% of the Registrable Common Stock desired to be sold in such Fully Marketed Underwritten Offering.  Except as provided in this Section 2(b), there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

3.   Additional Demand Registrations.

(a) Right to Request Registration.  Any time after the date hereof, Purchaser may request registration for resale under the Securities Act of all or part of the Registrable Common Stock pursuant to a Registration Statement separate from the Shelf Registration Statement (a “Demand Registration”).  As promptly as practicable after such request, but in any event within twenty (20) days of such request by Purchaser, the Company shall file a registration statement registering for resale such number of shares of Registrable Common Stock held by Purchaser as requested to be so registered (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Demand Registration Statement”).  In connection with each such Demand Registration, the Company shall cause there to occur Full Cooperation.

(b) Number of Demand Registrations.  Purchaser will be entitled to request four (4) Demand Registrations pursuant to Section 3(a) minus the number of Fully Marketed Underwritten Offerings completed off of the Shelf Registration Statement.  A registration shall not count as one of the permitted Demand Registrations pursuant to Section 3(a) (i) until the related Demand Registration Statement has become effective, (ii) if Purchaser is not able to register and sell at least 50% of the Registrable Common Stock requested to be included in such registration, or (iii) if there was not Full Cooperation in connection therewith.  For avoidance of doubt, the aggregate number of Demand Registrations and Fully Marketed Underwritten Offerings completed off of the Shelf Registration Statement shall not exceed four (4).

(c) Priority on Demand Registrations. If a Demand Registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number of securities that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Common Stock requested by Purchaser to be included in such registration and (ii) second, among all shares of Common Stock requested to be included in such registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree.

(d) Restrictions on Demand Registrations.  The Company may postpone the filing or the effectiveness of a Demand Registration Statement if, based on the good faith judgment of the Company’s Board of Directors, such postponement is necessary in order to avoid premature disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that Purchaser requesting such Demand Registration Statement shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations.  The Company shall provide written notice to Purchaser of (x) any postponement of the filing or effectiveness of a Demand Registration Statement pursuant to this Section 3(d), (y) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such postponement and (z) the effectiveness of such Demand Registration Statement.  The Company may defer the filing or effectiveness of a particular Demand Registration Statement pursuant to this Section 3(d) only once during any twelve (12)-month period.  Notwithstanding the provisions of this Section 3(d),  the Company may not postpone the filing or effectiveness of a Demand Registration Statement past the date that is the earliest of (a) the date upon which any disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material, (b) forty-five (45) days after the date upon which the Board of Directors has determined such matter should not be disclosed and (c) such date that, if such postponement continued, would result in there being more than ninety (90) days in the aggregate in any twelve (12)-month period during which the filing or effectiveness of one or more Registration Statements has been so postponed. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.”

(e) Effective Period of Demand Registrations.  After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period of at least 90 days from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Delay Period and any Blackout Period, or such shorter period that shall terminate when all of the Registrable Common Stock covered by such Demand Registration Statement has been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

4.   Piggyback Registrations.

(a) Right to Piggyback.  Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice to Purchaser of its intention to effect such sale or registration and, subject to Sections 4(b) and 4(c), shall include in such transaction all Registrable Common Stock with respect to which the Company has received a written request from Purchaser for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to Purchaser’s right to immediately request a Demand Registration or Shelf Registration Statement hereunder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 3 of this Agreement or a Shelf Registration Statement for purposes of Section 2 of this Agreement.

(b) Priority on Primary Registrations.  If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company where the primary use of proceeds does not include the repurchase, redemption, subscription or retirement of capital stock of the Company (a “Stock Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number of securities that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Common Stock requested to be included therein by Purchaser, and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

(c) Priority on Secondary Registrations.  If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company’s securities other than Registrable Common Stock or on behalf of the Company where the use of proceeds includes a Stock Repurchase, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities requested to be included therein by the holder(s) requesting such registration and the Registrable Common Stock requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders and (ii) second, to other securities (including Registrable Common Stock) requested to be included in such registration by other security holders, the Company and Purchaser, pro rata among such holder(s), the Company and Purchaser on the basis of the number of shares requested to be registered by them.

5.   Other Registrations.

The Company shall not grant to any Person the right, other than as set forth herein, to request the Company to register any securities of the Company except such rights as are not more favorable than or not inconsistent with the rights granted to Purchaser and that do not adversely affect the priorities set forth herein of Purchaser.

6.   Selection of Underwriters.

If any of the Registrable Common Stock covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, Purchaser shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld.

7.   Holdback Agreements.

The Company agrees not to, and shall exercise its reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and beneficial owners of 5% or more of the Company’s outstanding voting stock not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the ninety (90) days beginning on the effective date of any underwritten Demand Registration Statement or any underwritten Piggyback Registration Statement or the pricing date of any underwritten offering pursuant to any Registration Statement (except as part of such underwritten offering or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period.

8.   Procedures.

(a) In connection with the registration and sale of Registrable Common Stock pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with Purchaser’s intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably practicable:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to Purchaser and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by Purchaser, the exhibits incorporated by reference, and Purchaser (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by Purchaser (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 90 days, in the case of a Demand Registration Statement or an aggregate of eighteen (18) months, in the case of a Shelf Registration Statement (plus, in each case, the duration of any Delay Period and any Blackout Period), or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by Purchaser thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by Purchaser or any underwriter(s) in connection with each shelf takedown;

(iii) furnish to Purchaser such number of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as Purchaser and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(iv) use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as Purchaser and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable Purchaser and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Stock (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(v) notify Purchaser and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of Purchaser or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter supplemented and/or amended, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, (i) enter into such customary agreements (including underwriting agreements in customary form), (ii) take all such other actions as Purchaser or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, causing senior management and other Company personnel to cooperate with Purchaser and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and Purchaser;

(vii) in connection with each Demand Registration pursuant to Section 3 and each Fully Marketed Underwritten Offering requested by Purchaser under Section 2, cause there to occur Full Cooperation and, in all other cases, cause members of senior management of the Company to be available to participate in, and to cooperate with the underwriter(s) in connection with customary marketing activities (including select conference calls and one-on-one meetings with prospective purchasers);

(viii) make available for inspection by Purchaser, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by Purchaser or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Purchaser, any underwriter, any attorney, any accountant or any agent in connection with such Registration Statement;

(ix) use its reasonable best efforts to cause all such Registrable Common Stock to be listed on NASDAQ, or any exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on a national securities exchange selected by the Company and agreed to by Purchaser;

(x) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

(xi) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Common Stock pursuant thereto), letters from the Company’s independent registered public accountants addressed to Purchaser and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(xii) make generally available to Purchaser and its Affiliates a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act; and

(xiii) promptly notify Purchaser and the underwriter or underwriters, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement or the Company’s status as a well-known seasoned issuer;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to Purchaser furnished to the Company by or on behalf of Purchaser specifically for use therein).

(c) The Company shall make available to Purchaser (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement or to any of the documents incorporated by reference therein, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as Purchaser or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock.  The Company will promptly notify Purchaser of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Shelf Registration Statement or of any Prospectus supplement.  The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) The Company may require Purchaser to furnish to the Company any other information regarding Purchaser and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.

(e) Purchaser agrees that, upon notice from the Company of the happening of any event as a result of which the Prospectus included (or deemed included) in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), Purchaser will forthwith discontinue disposition of Registrable Common Stock pursuant to such Registration Statement for a reasonable length of time not to exceed 10 days (45 days in the case of an event described in Section 3(d)) until Purchaser is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 8(a) hereof; provided, however, that such postponement of sales of Registrable Common Stock by Purchaser shall not exceed ninety (90) days in the aggregate in any 12 month period.  If the Company shall give Purchaser any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statements effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date Purchaser either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 8(a) (a “Blackout Period”).  In any event, the Company shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any twelve (12)-month period.

(f) The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Common Stock, without the prior written consent of Purchaser and any underwriter.

9.   Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Common Stock), shall be borne by the Company.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) The Company shall pay, or shall reimburse Purchaser for, the reasonable fees and disbursements of one law firm chosen by Purchaser as its counsel in connection with each Registration Statement and sale of Registrable Common Stock pursuant thereto.

(c) The obligation of the Company to bear the expenses described in Section 9(a) and to pay or reimburse Purchaser for the expenses described in Section 9(b) shall apply irrespective of whether any sales of Registrable Common Stock ultimately take place.

10. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, Purchaser and its officers, directors, employees and Affiliates and each Person who controls Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or any “issuer free writing prospectus” (as defined in Securities Act Rule 433) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to Purchaser furnished in writing to the Company by Purchaser expressly for use therein.  In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) at least to the same extent as provided above with respect to the indemnification of Purchaser.

(b) In connection with any Registration Statement in which Purchaser is participating, Purchaser shall furnish to the Company in writing such information as the Company reasonably determines, based on the advice of counsel, is required to be included in any such Registration Statement or Prospectus and shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to Purchaser furnished in writing to the Company by Purchaser expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of Purchaser be greater in amount than the amount of net proceeds received by Purchaser upon such sale.

11. Rule 144.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as Purchaser may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable Purchaser to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such information and requirements.

12. Transfer of Registration Rights.

(a) Purchaser may transfer all or any portion of its then-remaining rights under this Agreement to any transferee who acquires at least ten percent (10%) of the Stock Consideration (each, a “transferee”).  Any transfer of registration rights pursuant to this Section 12 shall be effective upon receipt by the Company of (x) written notice from Purchaser stating the name and address of any transferee and identifying the amount of Registrable Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement from the transferee to be bound by all of the terms of this Agreement.  In connection with any such transfer, the term “Purchaser” as used in this Agreement shall, where appropriate to assign such rights to such transferee, be deemed to refer to the transferee holder of such Registrable Common Stock.  Purchaser and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves.

(b) After such transfer, Purchaser shall retain its rights under this Agreement with respect to all other Registrable Common Stock owned by Purchaser. Upon the request of Purchaser, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

13. Conversion or Exchange of Other Securities.

If Purchaser offers Registrable Common Stock by forward sale, or any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Common Stock, the Registrable Common Stock subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2, 3 and 4 of this Agreement.

14. Miscellaneous.

(a) Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of Purchaser, shall also be sent via e-mail,

(i)         If to Purchaser to it at:

North American Financial Holdings, Inc.
4725 Piedmont Row Drive
Charlotte, North Carolina 28210
Attn: Christopher G. Marshall
Telephone:  704-554-5901
Fax: 704-964-2442

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn:    David E. Shapiro
Telephone:  (212) 403-1000
Fax:  (212) 403-2000

(ii)        If to the Company:

Green Bankshares, Inc.
100 North Main Street
Greeneville, Tennessee  37743
Attention:  Stephen M. Rownd
Telephone:  (423) 278-3323
Fax:  (866) 550-2336

with a copy (which copy alone shall not constitute notice):

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, TN 37201
Attention:  D. Scott Holley
Telephone:  (615) 742-7721
Fax:  (615) 742-2813

or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one business day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(b) No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Common Stock and, if requested by Purchaser or a permitted transferee, shall further evidence such obligation by executing and delivering to Purchaser and such transferee a written agreement to such effect in form and substance satisfactory to Purchaser.

(d) Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(e) Jurisdiction.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the federal courts of the United States of America located in the State of Delaware, or, if jurisdiction in such federal courts is not available, the courts of the State of Delaware, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions.  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Purchaser.

(l) Aggregation of Stock.  All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m) Equitable Relief.  The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

GREEN BANKSHARES, INC.

By:  /s/ Stephen M. Rownd

Name: Stephen M. Rownd

Title:   Chairman, President & CEO

NORTH AMERICAN FINANCIAL HOLDINGS, INC.

By:  /s/ Christopher G. Marshall

Name: Christopher G. Marshall

Title:   Chief Financial Officer

[Signature Page to Registration Rights Agreement]